Exhibit 99

HILLENBRAND INDUSTRIES
Press Release

HILLENBRAND INDUSTRIES ANNOUNCES AGREEMENT TO SELL FORETHOUGHT FINANCIAL
SERVICES, INC. FOR TOTAL NOMINAL CONSIDERATION OF APPROXIMATELY $280 MILLION

Buyer is FFS Holdings, Inc., an entity organized by a group of financial services executives, led by Robert Devlin, former chairman, president and CEO of American General Corporation

BATESVILLE, IND., FEBRUARY 13, 2004 –Hillenbrand Industries, Inc. (NYSE:HB), a leader in the health care and funeral services industries, announced today that it has reached a definitive agreement for the sale of its wholly-owned subsidiary, Forethought Financial Services, Inc. and its subsidiaries (“Forethought”), a specialty insurance holding company serving the pre-need financial services market, to FFS Holdings, Inc., an acquisition vehicle formed by The Devlin Group, LLC. Total nominal consideration for the transaction is expected to approximate $280 million, including certain Forethought assets retained by Hillenbrand. This excludes a dividend received by Hillenbrand in December 2003 from Forethought in the amount of approximately $29 million made in anticipation of the transaction. Last year, Forethought contributed approximately $347 million, or 17 percent, of Hillenbrand’s $2.0 billion in total revenues.

Frederick W. Rockwood, President and Chief Executive Officer of Hillenbrand Industries, said, “Forethought over the years has delivered profitable growth. It has been, and remains, a great company comprised of great people. Despite that, there are several reasons we’ve announced the transaction at this time. First, managing a large insurance and financial services company is very different than managing companies that manufacture products and provide related services. Second, a financial services company is subject to a variety of outside influences, including exposure to financial market volatility – and there have been times in the past that financial market volatility has masked Hillenbrand’s operating results. Third, Forethought’s strategic priorities and opportunities are inconsistent with those of Hillenbrand’s – thus separating Forethought from our other operating companies should allow management to better focus on achieving our strategic goals. It is for these reasons that our management, Board of Directors and outside advisors launched a comprehensive review of strategic alternatives and concluded that the best interests of our shareholders, customers and employees would be served by the sale of Forethought – allowing us to focus our resources on future growth opportunities in the health care marketplace, and maintain our longstanding commitment to Batesville Casket Company.”

Under the terms of the transaction, FFS Holdings, Inc., will acquire all of the common stock of Forethought and its subsidiaries for a combination of cash, seller financing, certain retained assets of Forethought and stock warrants. Hillenbrand will receive additional estimated cash proceeds in the transaction of between $48 and $53 million, provide seller financing in various forms with an estimated face value of $136 million, retain certain partnership assets of Forethought with an estimated value of between $90 and $95 million and receive warrants to acquire up to 5 percent of the common stock of FFS Holdings, Inc. This results in total nominal consideration of approximately $280 million, subject to adjustments. The seller financing will be subject to an estimated discount of between $30 and $35 million to reflect a market rate of return on the financing, which is expected to be recognized in future periods as accretion on the underlying financial instruments.

The transaction will result in a loss, which will also generate significant tax benefits. However, as a result of limitations on Hillenbrand’s ability to utilize the resulting capital losses, tax benefits recognized in conjunction with the sale will initially be limited to ordinary losses. We expect to recognize a net loss on the divestiture of between $90 and $100 million, plus transaction fees and subject to adjustment for changes in the business between now and closing.

Stephen R. Lang, President and Chief Executive Officer of Forethought, said, “This is great news for our customers and employees. Under the umbrella of FFS Holdings, Inc., whose principals have significant expertise in financial services, we will have opportunities to further enhance the range and depth of our products and services to our customers and reach our full business potential. We will remain in Batesville and our focus will continue to be pre-need funeral planning products and services. We are excited by the prospect of working with the principals of FFS Holdings. Bob Devlin, Rod Hawes, Jr., Bill Berkley, Mike Poulos and Doug Schair represent some of the most experienced and successful insurance executives in the industry and we believe under their stewardship, Forethought will be able to continue to grow and provide its customers and consumers with excellent value. These individuals have worked with each other in various capacities for over 35 years.”

Mr. Rockwood added. “Our decision to exit the financial services business does not diminish our 100 year-old commitment to funeral service. We are as focused as ever on providing innovative, high-value caskets and cremation products to funeral directors and their client families. Throughout the sale process of Forethought, it is important that customers of Forethought and Batesville Casket understand that we will honor each and every Forethought policy and all of our ‘Total Casket Protection Program’ commitments.”

The investment banking firm of Keefe Bruyette & Woods, Inc. (KBW) and the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P. advised Hillenbrand on the transaction. KBW issued a fairness opinion related to the transaction. The consummation of the transaction is subject to various conditions, including, financing, and regulatory and government approvals. The approvals include those of certain state insurance commissioners and the Office of Thrift Supervision. The transaction is anticipated to close in Hillenbrand’s fiscal 2004 third quarter.

Forethought was organized by Hillenbrand Industries in 1985 to meet a growing customer demand for tax-advantaged, portable and competitive funeral planning products. Forethought serves funeral-planning professionals with marketing support for pre-arranged funeral services funded by life insurance policies and trust products. Its life insurance policies are offered by approximately 5,000 independent funeral home locations. In addition, Forethought manages an investment portfolio in excess of $3.3 billion that focuses on opportunities to enhance yield and improve credit quality while minimizing future risk. Forethought consists of the following subsidiaries: Forethought Life Insurance Company; Forethought Federal Savings Bank; Forethought Life Assurance Company; Arkansas National Life Assurance Company; and The Forethought Group, Inc.

HILLENBRAND INDUSTRIES, INC.
Hillenbrand Industries, Inc., headquartered in Batesville, Indiana, is a publicly traded holding company for three major wholly owned businesses serving the health care and funeral services industries. All three subsidiaries have headquarters in Batesville. Hill-Rom Company is a recognized manufacturer of equipment for the healthcare industry and a provider of associated services for wound, pulmonary and circulatory care, as well as providing medical equipment outsourcing and asset management services. Batesville Casket Company and Forethought both serve the funeral services industry. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes, while Forethought is a leading provider of insurance and trust-based financial products and services for pre-planning funeral services.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS:
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding Hillenbrand’s future plans, objectives, beliefs, expectations, representations and projections. Hillenbrand has tried, wherever possible, to identify these forward-looking statements using words such as “approximately,” “focusing,” “enhance,” “anticipated,” “estimated,” “future,” “should,” “expects,” “expected,” and “will,” but their absence does not mean that the statement is not forward-looking. Forward-looking statements include, without limitation, statements regarding what is in the best interests of shareholders, the consummation of Forethought’s sale, the transaction’s structure and proceeds, achievements of Forethought’s full business potential, and the effects of the sale of Forethought on the Company’s future results of operations. It is important to note that actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. Factors that could cause actual results to differ are included in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. Readers should also refer to the various disclosures made by Hillenbrand in its periodic reports on Forms 10-K, 10-Q and 8-K filed with the U.S. Securities and Exchange Commission.

CONTACTS:
Hillenbrand Industries: Wendy Wilson, Vice President, Investor Relations, 812-934-7670, Christopher P. Feeney, Director Corporate Communications, 812-934-8197

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